EXHIBIT 99.2
Audited Statements of Net Assets Acquired and Liabilities Assumed and
Audited Statement of Direct Revenues and Direct Operating Expenses for Frame Rate Converter, Demodulator, and Audio Product Lines of Micronas Semiconductor Holding AG
As of December 31, 2008 and 2007 and
for the years ended December 31, 2008, 2007, and 2006

Independent Auditor’s Report
To the Board of directors Trident Microsystems Inc., Santa Clara/USA
We have audited the accompanying statements of net assets acquired and liabilities assumed as of December 31, 2007 and December 31, 2008 and the statements of direct revenues and direct operating expenses for each of the three years ended December 31, 2006, 2007 and 2008 (the “Financial Statements”) of Frame Rate Converter, Demodulator and Audio Product Lines of Micronas Semiconductor Holding AG, Zürich/Switzerland (the “Business”). These Financial Statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Financial Statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Financial Statements. We believe that our audits provide a reasonable basis for our opinion.
The accompanying Financial Statements were prepared to present the net assets acquired and liabilities assumed and the direct revenues and direct operating expenses of the Business, as described in Note 1, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion on the Form 8-K/A of Trident Microsystems Inc., Santa Clara/USA) and are not intended to be a complete presentation of the Business’ financial position, results of operations, or cash flows.
In our opinion, the Financial Statements referred to above present fairly, in all material respects, the net assets acquired and liabilities assumed of the Business, as described in Note 1, as of December 31, 2007 and December 31, 2008 and its direct revenues and direct operating expenses for each of the three years ended December 31, 2006, 2007 and 2008 in conformity with the accounting principles of the International Financial Reporting Standards applicable to those Financial Statements as outlined in Note 2 and 3.
Freiburg, July 23, 2009
/s/ PricewaterhouseCoopers
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft

Siegbert Weber	ppa. Marco Fortenbacher
Wirtschaftsprüfer	Wirtschaftsprüfer

(German Public Auditor)	(German Public Auditor)

FRAME RATE CONVERTER, DEMODULATOR AND AUDIO PRODUCT LINES OF
MICRONAS SEMICONDUCTOR HOLDING AG
STATEMENTS OF NET ASSETS ACQUIRED AND LIABILITIES ASSUMED

		12/31/2008	12/31/2007
	Footnote	CHF 1000	CHF 1000
Assets Acquired

Current assets

Cash and cash equivalents		1,897	1,397
Accounts receivable — trade		375	395
Other current assets	6	126	134
Total current assets		2,398	1,926

Non-current assets

Property, plant and equipment	4	5,771	7,977
Intangible assets	5	1,850	5,313
Deferred tax assets	10	221	382
Total non-current assets		7,842	13,672

Total assets acquired		10,240	15,598

Liabilities assumed

Current liabilities

Current portion of long-term liabilities		15	108
Accounts payable — trade		154	206
Other current liabilities	7	399	412
Total current liabilities		568	726

Non-current liabilities

Long-term loans		0	15
Total non-current liabilities		0	15

Total liabilities assumed		568	741

Excess of net assets acquired over liabilities assumed		9,672	14,857

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FRAME RATE CONVERTER, DEMODULATOR AND AUDIO PRODUCT LINES OF
MICRONAS SEMICONDUCTOR HOLDING AG
STATEMENTS OF DIRECT REVENUES AND DIRECT OPERATING EXPENSES

		2008	2007	2006
	Footnote	CHF 1000	CHF 1000	CHF 1000
Direct revenues:
Net Sales		177,185	194,401	251,569
Total direct revenues		177,185	194,401	251,569

Direct Operating Expenses:
Cost of sales		(137,543)	(128,459)	(121,599)
Research and development expenses		(31,051)	(41,844)	(45,536)
Marketing expenses		(19,784)	(20,760)	(22,953)
Administrative and general expenses		(2,958)	(4,130)	(4,024)
Other operating income (+) and expenses (-), net	8	1,403	(1,353)	(983)
Impairment loss and restructuring	9	(3,256)	(21,115)	0
Total direct operating expenses		(193,189)	(217,661)	(195,095)

Excess of direct revenues over direct operating expenses (+)/ Excess of direct operating expenses over direct revenues (-)		(16,004)	(23,260)	56,474

Notes to the Statement of
Net Assets Acquired and
Statement of Direct Revenues and
Direct Operating Expenses
1. Description
On March 31, 2009, Trident Microsystems, Inc (“Trident” or “the Company”) and its wholly-owned subsidiary, Trident Microsystems (Far East) Ltd., a corporation organized under the laws of the Cayman Islands (“TMFE”), entered into a Purchase Agreement (the “Purchase Agreement”) with Micronas Semiconductor Holding AG, a Swiss corporation (“Micronas”) pursuant to which TMFE acquired selected assets of the frame rate converter, demodulator and audio Product Lines of Micronas’ Consumer Division (the “Product Lines” or the “Business”). The Purchase Agreement and the transactions contemplated therein have been approved by the Boards of Directors of Trident TMFE and Micronas.
The consideration payable to Micronas at May 14, 2009 (the “Closing Date”) consisted of 7.0 million shares of Trident’s common stock, and warrants to acquire up to 3.0 million additional shares of Trident’s common stock. One million warrants will vest on each of the second, third and fourth anniversaries of the Closing Date, with exercise prices of $4.00 per share, $4.25 per share and $4.50 per share, respectively. If not yet exercised, the warrants will expire on the fifth anniversary of the Closing Date.
Under the terms of the Purchase Agreement Trident acquired all equipment, fixtures and tooling owned by Micronas or by subsidiaries of Micronas and used for the conduct of the Product Lines, as well as all intellectual property relating exclusively to the Product Lines. Trident acquired the assets and liabilities of Micronas Holland Holding B.V. and Micronas Holland B.V. (the “Transferred Entities”) through the acquisition of 100% of issued shares of these companies. Contracts exclusively related to the Product Lines have been assumed by Trident. Trident did not acquire any assets relating to other product lines of Micronas, inventory relating to the Product Lines, machinery and equipment used in production or intellectual property not exclusively used for the Product Lines. Trident did not assume any liabilities from Micronas except for liabilities related to the Transferred Entities and except for liabilities related to the sold assets, but only to the extent such asset related liabilities arise from any event, circumstance or condition occurring after the closing of the transaction. Approximately 140 former employees of Micronas have accepted employment offers and joined Trident.
2. Basis of Presentation
The statements of net assets acquired and liabilities assumed as of December 31, 2008 and 2007 and the statements of direct revenues and direct operating expenses for each of the three years ended 2008, 2007 and 2006 have been prepared in accordance with accounting principles of the International Financial Reporting Standards (the “IFRSs”) issued by the International Accounting Standards Board (the “IASB”) applicable to those statements (the “Financial Statements”). The Financial Statements were prepared to satisfy the rules and regulations of the Securities and Exchange Commission. The Financial Statements are presented in Swiss Francs (CHF).
Preparation of a complete set of financial statements of the Product Lines as required to comply with Regulation S-X is impractical as the acquired product lines were not operated as stand-alone entities, but were an integrated part of Micronas’ business. Micronas has not maintained distinct and separate accounts for the Product Lines necessary to prepare complete financial statements of the Product Lines nor have audited financial statements of the Product Lines ever been prepared. Cash flows from operating, investing and financing activities and a statement of changes in equity have been omitted as such information is not available for the Product Lines. The Financial Statements are not intended to be indicative of the financial condition or results of operations going forward due to changes in the business and the omission of various operating expenses. Future results of operations and financial position could differ materially from the historical amounts presented herein.
The statements of net assets acquired and liabilities assumed include only the specific assets and liabilities related to the Product Lines that have been sold. As the Product Lines were an integrated part of Micronas’ business without distinct and separate accounts, goodwill from business combinations has previously not been allocated to the Product Lines. Accordingly, Goodwill has been excluded from the statements of net assets acquired and liabilities assumed as well as impairments of Goodwill have been excluded from the statements of direct revenues and direct operating expenses.

The statements of direct revenues and direct operating expenses include the net revenues and expenses directly attributable to the development, sale and distribution of the products comprising the Product Lines. Direct revenues include invoiced value of goods sold and services provided less sales tax and certain sales-related expenses. Direct operating expenses include, among others, material costs, salaries and wages, fringe benefits, depreciation and amortization, rent and other expenses. Costs of sales that are primarily derived from the sales information system records of the Product Lines. Direct research and development costs for projects related to the products comprising the Product Lines are also derived from the R&D project controlling records. Additional operating expenses such as overhead costs from research and development, sales and marketing, administration expenses as well as other operating income and expenses are primarily allocated via the use of various allocation keys. The statements of direct revenues and direct operating expenses do not include corporate overhead, interest, income taxes or any other indirect expenses not noted above. Micronas management believes that the allocations are reasonable; however, these allocated operating expenses are not necessarily indicative of costs that would be incurred on a stand-alone basis due to economies of scale, differences in management judgement, a requirement for more or fewer employees, or other factors.
3. Summary of Significant Accounting Policies
Significant accounting estimates
The preparation of financial statements in accordance with IFRS as adopted by the IASB requires management to make estimates that affect the amounts reported in the Product Lines’ Financial Statements and accompanying notes. Actual results could differ from these estimates.
Principles of combination
The Financial Statements include all acquired assets and liabilities assumed as well as the direct revenues and direct operating expenses of the acquired Product Lines. Income and expenses from intragroup transactions have been eliminated where necessary.
Recognition of operating income and operating expenses
Net sales represent the invoiced value of goods sold and services provided, less sales tax and certain sales-related expenses. Revenue and other operating income is recognized when the Company has transferred to the customer the significant risks and rewards of ownership in accordance with IFRS. Operating expenses are recognized once the service is consumed or at the date of origination.

Foreign currency translation
The functional currency of the Product Lines’ assets located in the European Union is the Euro. For most other Product Lines’ assets the functional currency is the local currency. Transactions in foreign currencies are recorded in the functional currency at the exchange rate prevailing on the dates of the transactions. Financial assets and liabilities in foreign currencies are valued in the functional currency at the exchange rates of the balance sheet date. Transaction differences are recognized in the statements of direct revenues and direct operating expenses.
The reporting currency of the Financial Statements is the Swiss Franc (CHF), because Micronas Semiconductor Holding AG is domiciled in Switzerland. Assets and liabilities of the Product Lines which are denominated in foreign currencies are translated to Swiss Francs using the exchange rates of the balance sheet date. For translation of the statements of direct revenues and direct operating expenses the average exchange rates for the year are used.
Cash
Cash comprise current accounts with banks measured at fair value through profit and loss.
Accounts receivable and other current assets
Accounts receivable and other current assets are carried at initial cost. Accounts receivable are non-interest bearing and are generally settled on 30 -60 day’s term. The net carrying amount of accounts receivable and other current assets is a reasonable approximation of the fair value. No significant deviations between the net carrying amount and the fair value were noted.
Fixed assets
Fixed assets (property, plant and equipment) are valued at their historical acquisition cost, less accumulated depreciation based on stand-alone Product Lines level. Depreciation is calculated on a straight-line basis over the expected useful lives. Expected useful lives range from 3 to 13 years. Impairments previously recorded by Micronas based upon cash flows of the Micronas cash-generating unit Consumer have been reversed.
Intangible assets
All intangible assets have a finite useful life. They are valued at their historical acquisition cost, less accumulated amortization and any accumulated impairment losses. Amortization is calculated on a straight-line basis over the expected useful lives. The amortization rates are 20 percent for computer software and 15 to 20 percent for other licences.
Micronas capitalizes development costs if all of the criteria of IAS 38 Intangible Assets have been met. The capitalized development costs are carried at their cost, less accumulated amortization and any accumulated impairment losses. Amortization is calculated on a straight-line basis over the expected useful lives of three to seven years and commences when the asset is available for use.
Leases
Operating lease payments are recognized as an expense in the statements of direct revenues and direct operating expenses. There are no finance leases.
Deferred tax assets
Deferred tax assets are recognized for all unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilized. Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the likely timing and level of future taxable profits together with future tax planning strategies.
Accounts payable and other current liabilities
Accounts payable and other current liabilities are measured at fair value through profit and loss. The net carrying amount of financial liabilities is a reasonable approximation of the fair value. No significant deviations between the net carrying amount and the fair value were noted.
Loans
Long term loans are measured at their amortized cost using the effective interest method.
Pension benefit plans
According to the purchase agreement no pension liabilities of Micronas have been assumed by Trident. However, annual pension costs of the defined benefit plans allocated to the Product Lines are charged to personnel expenses.

Actuarial gains and losses exceeding ten percent of the present value of the obligation are amortized in the statements of direct revenues and direct operating expenses over the remaining working lives of the participating employees. Actuarial valuations utilize the projected unit credit method.
The annual pension costs of defined contribution plans are charged to personnel expenses.
Share-based payments
Micronas issued equity-settled share-based payments to certain employees of the Product Lines. These employees have forfeited these options upon the termination of their employment with Micronas. However, share based compensation expenses included in the operating expenses relating to these employees is included within operating expenses. The equity-settled share-based payments are measured at fair value (excluding the effect of non-market-based vesting conditions) at the date of grant. The fair value is expensed on a straight-line basis over the vesting period, based on Micronas ´ estimate of the shares that will eventually vest and adjusted for the effect of non-market-based vesting conditions. The fair value of the options is determined by the Enhanced American Model, a binomial model, which includes the Modified Grant Date method as requested by IFRS 2. The expected volatility has been calculated based on a historic and long-term volatility. The expected life used in the model has been adjusted, based on the Micronas ´ best estimate, exercise restrictions and behavioural considerations. The total share based expenses for the employees transferred to Trident included in the statements of direct revenues and direct operating expenses amount to kCHF 685 for the year 2006, kCHF 620 for the year 2007 and kCHF 386 for the year 2008.
Restructuring
Product Line restructuring expenses relating to the restructuring of the Micronas Consumer Division initiated in 2007 include expenses for severance payments and onerous contracts for leased items. Responsibility to settle restructuring provisions has not been transferred to Trident and therefore no liabilities are presented in the Financial Statements.
Impairment of non-financial assets
Non-financial assets are tested for impairment when there are indicators that the carrying amounts may not be recoverable. For the Financial Statements charges previously determined by Micronas for non-financial asset impairments of the Product Lines are reversed and then at each reporting date an assessment is made whether there are indicators of impairment for all non-financial assets of the Product Lines. When value-in-use calculations are undertaken, the expected future cash flows from the asset or cash-generating unit must be estimated and a suitable discount rate must be chosen in order to calculate the present value of those cash flows.

4. Property, Plant and Equipment

		Other fixtures,
		fittings, tools
	Machinery and	and office	CHF 1000
	equipment	equipment	Total 2008

Gross amount

Balance, beginning of year	3,030	15,265	18,295
Additions	177	444	621
Disposals and retirements	0	0	0
Translation adjustments	(174)	(1,524)	(1,698)
Balance, end of year	3,033	14,185	17,218

Accumulated depreciation

Balance, beginning of year	1,783	8,535	10,318
Additions	524	1,691	2,215
Disposals and retirements	0	0	0

Translation adjustments	(116)	(970)	(1,086)
Balance, end of year	2,191	9,256	11,447

Balance net, end of year	842	4,929	5,771

			Total 2007

Gross amount
Balance, beginning of year	2,274	13,382	15,656
Additions	841	1,949	2,790
Disposals and retirements	0	(265)	(265)

Translation adjustments	(85)	199	114
Balance, end of year	3,030	15,265	18,295

Accumulated depreciation

Balance, beginning of year	1,357	6,611	7,968
Additions	503	1,985	2,488
Disposals and retirements	0	(112)	(112)
Translation adjustments	(77)	51	(26)

Balance, end of year	1,783	8,535	10,318

Balance net, end of year	1,247	6,730	7,977

5. Intangible Assets

		Acquired
	Capitalized	technology,
	development	licenses and	CHF 1000
	cost	software	Total 2008

Gross amount

Balance, beginning of year	106	29,674	29,780
Additions	673	666	1,339
Translation adjustments	(46)	(1,897)	(1,943)
Balance, end of year	733	28,443	29,176

Accumulated amortization

Balance, beginning of year	68	24,399	24,467
Additions	147	985	1,132
Impairment	0	3,359	3,359
Translation adjustments	(14)	(1,618)	(1,632)
Balance, end of year	201	27,125	27,326

Balance net, end of year	532	1,318	1,850

			Total 2007

Gross amount

Balance, beginning of year	103	31,656	31,759
Additions	0	505	505
Translation adjustments	3	(2,487)	(2,484)
Balance, end of year	106	29,674	29,780

Accumulated amortization

Balance, beginning of year	45	9,666	9,711
Additions	21	4,026	4,047
Impairment	0	12,408	12,408
Translation adjustments	2	(1,701)	(1,699)
Balance, end of year	68	24,399	24,467

Balance net, end of year	38	5,275	5,313

During the fourth quarter of 2007 an impairment charge of CHF 12.4 million relating to intangible assets acquired in the LINX acquisition has been recognized. Due to the increase in performance requirements and a change in overall market conditions the technology acquired in this transaction has become obsolete faster than originally anticipated. Furthermore an impairment charge of CHF 3.4 million was taken during the fourth quarter 2008 relating to previously acquired in process research and development projects that have been terminated.

6. Other current assets

	2008	2007
Other current assets	CHF 1000	CHF 1000

Prepaid expenses and accrued income	84	91
VAT receivables	42	43
Total other current assets	126	134

7. Other current liabilities

	2008	2007
Other current liabilities	CHF 1000	CHF 1000

Accrued expenses	223	166
Accrued social expenses	142	201
Other	34	45
Total other current liabilities	399	412

8. Other operating income and expenses

Other operating income (+) and	2008	2007	2006
and expenses (-), net	CHF 1000	CHF 1000	CHF 1000

Income from development services and license agreements	2,332	359	0
Gain/loss on disposal of fixed assets	(97)	64	771
Licence fee	(894)	(967)	(1,264)
Foreign exchange gain/loss	220	(970)	(537)
All other	(158)	161	47
Total other operating income (+) and expenses (-), net	1,403	(1,353)	(983)

9. Impairment loss and restructuring

	2008	2007	2006
Impariment loss and restructuring	CHF 1000	CHF 1000	CHF 1000

Impairment other intangible assets — not cash effective	(3,359)	(12,408)	0
Release Restructuring — cash-effective	103	0	0
Restructuring — cash-effective	0	(8,707)	0
Total impairment loss and restructuring	(3,256)	(21,115)	0

10. Deferred tax assets
Deferred tax assets relate to operating losses carried forward of the Transferred Entities amounting to kCHF 221 and kCHF 382 in 2008 and 2007, respectively. According to Dutch local law unused losses are allowed to be carried forward for nine years. The operating losses are expected to be utilized prior to their expiration date. The effective Dutch tax rate is 20.5%.in 2008 (23.0% in 2007 respectively).

11. Operating leases
The actual leasing payments and future commitments for non-cancelable operating lease contracts are as follows:

CHF 1000	2008		2007

Leasing payments during period	2008	443	2007	263

Future lease commitments			2008	266
	2009	504	2009	269
	2010	435	2010	272
	2011	367	2011	276
	2012	373	2012	279
	2013	379
	Thereafter	257	Thereafter	282
Total future lease commitments		2,315		1,644

12. Contingent Liabilities
As part of its acquisition of the Product Lines, the Company could be subject to certain claims for obligations related to the business of the former Micronas product lines. The Company is not able to predict what outcomes may arise if these claims are made, nor is the Company able to predict whether such claims will be made. While the Company cannot be certain about these occurrences, management believes that the likelihood of potential claims is remote.